UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 8, 2026

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, California 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2026, BlackLine, Inc. (the “Company”) entered into a cooperation letter agreement (the “Agreement”) with Engaged Capital, LLC and certain other parties (collectively, “Engaged Capital”).

Among other things, the Agreement provides that:

•

The Company will increase the size of the Company’s board of directors (the “Board”) to 14 directors and appoint Megan Prichard as a Class II Director, with a term expiring at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”), and Storm Duncan as a Class III Director, with a term expiring at the Company’s 2028 annual meeting of stockholders.

•

Ms. Prichard will be appointed to the Compensation Committee and the Technology and Cybersecurity Committee, and Mr. Duncan will be appointed to the Nominating and Corporate Governance Committee and the Strategic Committee. The Company shared a copy of the charter of the Strategic Committee with Engaged Capital and it is attached as an exhibit to the Agreement. The parties agreed that the charter would not be modified prior to the end of the Restricted Period, except as they may agree.

•	The membership of the Strategic Committee will be adjusted so that the committee is comprised of David Henshall, Scott Davidson, Greg Hughes and Mr. Duncan.

•

During the Restricted Period (as defined below), Engaged Capital will vote, subject to certain limited exceptions, its shares of the Company’s common stock in favor of the election of each person nominated by the Board for election as a director, against any proposals or resolutions to remove a member of the Board, and in accordance with the recommendation of the Board on all other proposals or business.

•

During the Restricted Period, Engaged Capital and certain other related persons will be subject to customary “standstill” provisions as set forth in the Agreement. The standstill provisions provide, among other things, that Engaged Capital and such related persons cannot, subject to certain exceptions provided in the Agreement:

•	enter into a voting agreement or any “group” with stockholders of the Company, other than with other Restricted Persons (as defined in the Agreement);

•	seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders; or

•	acquire any securities of the Company that would result in Engaged Capital and such related persons beneficially owning 9.9 percent or more of the then-outstanding voting securities of the Company.

•

During the Restricted Period, if either Ms. Prichard or Mr. Duncan ceases to be a director for any reason, then Engaged Capital will identify and recommend a replacement independent director, and the Board will appoint such person to the Board so long as such person is reasonably acceptable to the Board and meets certain other requirements.

•

The Agreement shall terminate upon the earlier to occur of (1) 11:59 p.m., Pacific time, on the day that is 30 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the 2027 Annual Meeting and (2) 11:59 p.m., Pacific time, on the day that is 120 days prior to the first anniversary of the Company’s 2026 annual meeting of stockholders (such period, the “Restricted Period”).

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Prichard’s appointment to the Board is effective as of March 11, 2026. Ms. Prichard will serve as a Class II Director, with a term expiring at the Company’s 2027 Annual Meeting. Ms. Prichard will also join the Compensation Committee and the Technology and Cybersecurity Committee.

Ms. Prichard brings significant experience working with companies in disruptive technologies and high-growth industries. Ms. Prichard currently works at Uber in their Global Premium and New Verticals business. Prior to this role, she held various other responsibilities at Uber including the Head of US Mobility, Head of Product Launch Operations and General Manager, Uber Air, Regional General Manager, West JUMP Scooters, and General Manager, Uber West Rides. Between her various roles at Uber, Prichard worked as the Vice President of Commercialization at General Motors’ self-driving vehicle subsidiary Cruise and as Global Head of Autonomous Ridesharing at Ford. Before her work in alternative transportation, she worked in consulting at McKinsey & Company. She also founded JustMovedHere.com, a social networking and city guide website designed to facilitate the moving process.

There are no family relationships between Ms. Prichard and any director or executive officer of the Company, and Ms. Prichard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Duncan’s appointment to the Board is effective as of March 11, 2026. Mr. Duncan will serve as a Class III Director, with a term expiring at the Company’s 2028 annual meeting of stockholders. Mr. Duncan will also join the Nominating and Corporate Governance Committee and the Strategic Committee.

Mr. Duncan brings three decades of experience in the technology industry, including deep M&A expertise and operational leadership as a technology company CEO. He is the Founder and Chief Executive Officer of Ignatious, a leading technology-focused M&A advisory firm specializing in artificial intelligence and software. Prior to founding Ignatious, he served as Global Head of Technology M&A at Jefferies, and as Global Head of Technology M&A at Credit Suisse. During his career, he has advised on landmark transactions across the software and internet sectors, including Google’s acquisitions of YouTube and DoubleClick, the sale of Tinder to Match, and on the sale of MySQL to Sun, and of Sun to Oracle amongst many others. He has also served as CEO of multiple technology companies, leading technology development and operations, and as a board member, investor, or strategic advisor to numerous software and AI companies including Automatic (sold to SiriusXM), Dataminr, Fieldguide, Gecko Robotics, Guideline (sold to Gusto), Sundrop (sold to Mercury), Worldcoin, and You.com.

There are no family relationships between Mr. Duncan and any director or executive officer of the Company, and Mr. Duncan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, the terms of which are described in the Company’s proxy statement for its 2025 annual meeting of stockholders, Ms. Prichard and Mr. Duncan are entitled to cash and equity compensation for their service on the Board and, as applicable, the committees on which they serve. Each will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On March 10, 2026, the Company announced the appointment of Ms. Prichard and Mr. Duncan to the Board. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Letter Agreement, dated March 9, 2026, between the Company, Engaged Capital, LLC and certain other parties.*

99.1	Press Release issued by the Company on March 10, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Certain personally identifiable information of this exhibit has been omitted pursuant to Item 601(a)(6) of Regulation S-K. *** indicates that information has been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: March 9, 2026	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Chief Legal and Administrative Officer

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